Exhibit 99.1

-8655
FOR IMMEDIATE RELEASE For more information contact: Mandi Hogan (805) 981-8655

LTC REPORTS 2024 THIRD QUARTER RESULTS

-- Company Significantly Improves Liquidity through Balance Sheet De-levering --

WESTLAKE VILLAGE, CALIFORNIA, October 28, 2024 -- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for the third quarter ended September 30, 2024.

	Three Months Ended
	September 30,
(unaudited, amounts in thousands, except per share data)	2024	2023
Total revenues	$55,783	$49,303
Net income available to common stockholders	$29,165	$22,050
Diluted earnings per common share	$0.66	$0.54

NAREIT funds from operations ("FFO") attributable to common stockholders(1)	$34,556	$26,679
NAREIT diluted FFO per common share(1)	$0.78	$0.65

FFO attributable to common stockholders, excluding non-recurring items(1)	$30,383	$26,679
Diluted FFO attributable to common stockholders, excluding non-recurring items, per share(1)	$0.68	$0.65

Funds available for distribution ("FAD")(1)	$34,721	$27,213
Diluted FAD per share(1)	$0.78	$0.66

FAD, excluding non-recurring items(1)	$30,228	$27,213
Diluted FAD, excluding non-recurring items, per share(1)	$0.68	$0.66

(1)	NAREIT FFO and FAD are non-GAAP financial measures. A reconciliation of these measures is included in the tables at the end of this press release.

More detailed financial information is available in the tables at the end of this press release, the Company’s Supplemental Operating and Financial Data presentation for the 2024 third quarter, and its Form 10-Q, as filed with the Securities and Exchange Commission, both of which can be found on LTC’s investor relations website at www.ir.ltcreit.com.

“Our third quarter was positive, and we are optimistic about the future. By de-levering our balance sheet, we are building sufficient growth capital to take advantage of investment opportunities as they arise,” said Wendy Simpson, LTC’s Chairman and Chief Executive Officer. “The seniors housing and care market continues to improve, and LTC is strategically positioned to generate accretive growth. I believe we have the right team, the right strategy, and the access to capital needed to ensure a bright future.”

Third Quarter 2024 Financial Results:

●	Total revenues increased as the result of income received from previously transitioned portfolios, higher income from loan originations, construction loan funding in 2024, and rent increases, partially offset by lower revenue from sold properties.
●	Expenses declined primarily due to a decrease in interest expense related to paying down the Company’s unsecured revolving line of credit and scheduled principal paydowns on its senior unsecured notes, and depreciation expense, partially offset by an increase in general and administrative expense.
●	Income from unconsolidated joint ventures increased as a result of a 2024 mortgage loan origination.

●	Income allocated to non-controlling interests increased due to consolidated joint ventures formed during 2024.

2024 Third Quarter Portfolio Update:

Investment

●	As previously announced, committed to fund a $26.1 million mortgage loan for the construction of a 116-unit independent living, assisted living and memory care community in Illinois. The borrower contributed $12.3 million of equity to initially fund the construction. The equity is expected to be fully drawn in early 2025, then LTC will begin funding the commitment. The loan term is approximately six years at a current rate of 9.0% and an IRR of 9.5%.

Mortgage Loan Payoff, Asset Sale, and Note Receivable Paydown

●	Received $29.3 million from the payoff of a mortgage loan secured by a 189-bed skilled nursing center in Louisiana;
●	As previously announced, sold an 80-unit assisted living community in Texas to the operator for $8.0 million and recorded a gain on sale of $3.6 million. The operator paid $441,000 in rent through the remainder of the initial lease term; and
●	As previously announced, received $10.4 million from paydown of the HMG Healthcare working capital note.

Other Revenue

●	Recorded $4.1 million of income from former operators related to portfolio transitions in prior years.

Debt and Equity

●	Exercised the accordion feature under the Company’s credit agreement increasing its unsecured revolving line of credit by $25.0 million, bringing total commitments to $525.0 million ($425.0 million unsecured revolving line of credit and $100.0 million of term loans);
●	Repaid $41.6 million under its unsecured revolving line of credit;
●	Repaid $34.2 million in scheduled principal paydowns on its senior unsecured notes; and
●	Sold 1,543,100 shares of common stock for $54.7 million in net proceeds under its equity distribution agreements.

Activities Subsequent to September 30, 2024:

●	Received the payoff of a $51.1 million mortgage loan secured by a 203-unit independent living, assisted living and memory care community in Georgia;
●	Sold a closed property in Colorado for $5.3 million and anticipate recording a gain on sale of approximately $1.1 million in the fourth quarter;
●	Sold 226,370 shares of common stock for $7.9 million in net proceeds under its equity distribution agreements; and
●	Repaid $93.8 million under the Company’s unsecured revolving line of credit.

Balance Sheet and Liquidity:

At September 30, 2024, LTC’s liquidity was $229.5 million, including $35.0 million of cash on hand, $184.9 million available under the Company’s unsecured revolving line of credit, and the potential to access the capital markets through the issuance of $9.6 million of common stock under LTC’s equity distribution agreements.

Subsequent to September 30, 2024, LTC’s current liquidity is $285.5 million, including $5.4 million of cash on hand, $278.6 million available under its unsecured revolving line of credit, and the potential to access the capital markets through the issuance of $1.5 million of common stock under LTC’s equity distribution agreements.

Conference Call Information

LTC will conduct a conference call on Tuesday, October 29, 2024, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended September 30, 2024. The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCreit.com
USA Toll-Free Number	(888) 506-0062
International Number	(973) 528-0011
Conference Access Code	235941

Additionally, an audio replay of the call will be available one hour after the live call through November 12, 2024 via the following:

USA Toll-Free Number	(877) 481-4010
International Number	(919) 882-2331
Conference Number	51263

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC’s investment portfolio includes 189 properties in 25 states with 29 operating partners. Based on its gross real estate investments, LTC’s investment portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward-Looking Statements

This press release includes statements that are not purely historical and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward-looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Rental income	$32,258	$31,589	$97,464	$94,861
Interest income from financing receivables(1)	7,001	3,832	14,661	11,413
Interest income from mortgage loans	10,733	12,247	35,842	35,417
Interest and other income	5,791	1,635	9,298	5,358
Total revenues	55,783	49,303	157,265	147,049

Expenses:
Interest expense	10,023	12,674	31,971	34,595
Depreciation and amortization	9,054	9,499	27,173	28,085
Impairment loss	—	—	—	12,510
Provision for credit losses	215	189	942	2,107
Transaction costs	33	329	679	537
Property tax expense	3,186	3,271	9,816	9,751
General and administrative expenses	6,765	5,959	20,016	18,344
Total expenses	29,276	31,921	90,597	105,929

Other operating income:
Gain on sale of real estate, net	3,663	4,870	6,882	20,545
Operating income	30,170	22,252	73,550	61,665
Income from unconsolidated joint ventures	692	375	1,739	1,127
Net income	30,862	22,627	75,289	62,792
Income allocated to non-controlling interests	(1,496)	(430)	(2,332)	(1,287)
Net income attributable to LTC Properties, Inc.	29,366	22,197	72,957	61,505
Income allocated to participating securities	(201)	(147)	(511)	(440)
Net income available to common stockholders	$29,165	$22,050	$72,446	$61,065

Earnings per common share:
Basic	$0.66	$0.54	$1.67	$1.48
Diluted	$0.66	$0.54	$1.65	$1.48

Weighted average shares used to calculate earnings per
common share:
Basic	43,868	41,153	43,313	41,127
Diluted	44,394	41,211	43,839	41,185

Dividends declared and paid per common share	$0.57	$0.57	$1.71	$1.71

(1)	Represents rental income from acquisitions through sale-leaseback transactions, subject to leases that contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on the Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on the Consolidated Statements of Income.

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share amounts)

	September 30, 2024	December 31, 2023
	(unaudited)	(audited)
ASSETS
Investments:
Land	$118,382	$121,725
Buildings and improvements	1,217,954	1,235,600
Accumulated depreciation and amortization	(398,080)	(387,751)
Operating real estate property, net	938,256	969,574
Properties held-for-sale, net of accumulated depreciation: 2024—$1,794; 2023—$3,616	4,058	18,391
Real property investments, net	942,314	987,965
Financing receivables,(1) net of credit loss reserve: 2024—$3,615; 2023—$1,980	357,889	196,032
Mortgage loans receivable, net of credit loss reserve: 2024—$3,638; 2023—$4,814	360,776	477,266
Real estate investments, net	1,660,979	1,661,263
Notes receivable, net of credit loss reserve: 2024—$482; 2023—$611	47,691	60,490
Investments in unconsolidated joint ventures	30,602	19,340
Investments, net	1,739,272	1,741,093

Other assets:
Cash and cash equivalents	35,040	20,286
Debt issue costs related to revolving line of credit	1,548	1,557
Interest receivable	58,421	53,960
Straight-line rent receivable	18,677	19,626
Lease incentives	3,584	2,607
Prepaid expenses and other assets	15,095	15,969
Total assets	$1,871,637	$1,855,098

LIABILITIES
Revolving line of credit	$240,150	$302,250
Term loans, net of debt issue costs: 2024—$229; 2023—$342	99,771	99,658
Senior unsecured notes, net of debt issue costs: 2024—$1,098; 2023—$1,251	445,402	489,409
Accrued interest	3,757	3,865
Accrued expenses and other liabilities	41,120	43,649
Total liabilities	830,200	938,831

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2024—45,034; 2023—43,022	450	430
Capital in excess of par value	1,062,374	991,656
Cumulative net income	1,707,352	1,634,395
Accumulated other comprehensive income	3,639	6,110
Cumulative distributions	(1,825,996)	(1,751,312)
Total LTC Properties, Inc. stockholders’ equity	947,819	881,279
Non-controlling interests	93,618	34,988
Total equity	1,041,437	916,267
Total liabilities and equity	$1,871,637	$1,855,098

(1)	Represents acquisitions through sale-leaseback transactions, subject to leases that contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on the Consolidated Balance Sheets.

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, amounts in thousands)

	Nine Months Ended
	September 30,
	2024	2023
OPERATING ACTIVITIES:
Net income	$75,289	$62,792
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,173	28,085
Stock-based compensation expense	6,791	6,349
Impairment loss	—	12,510
Gain on sale of real estate, net	(6,882)	(20,545)
Income from unconsolidated joint ventures	(1,739)	(1,127)
Income distributions from unconsolidated joint ventures	839	—
Straight-line rental adjustment	561	1,635
Exchange of prepayment fee for participating interest in mortgage loan	—	(1,380)
Adjustment for collectability of rental income and lease incentives	321	26
Amortization of lease incentives	626	584
Provision for credit losses	942	2,107
Application of interest reserve	(233)	(1,788)
Amortization of debt issue costs	791	900
Other non-cash items, net	71	71
Change in operating assets and liabilities
Lease incentives funded	(1,794)	(1,023)
Increase in interest receivable	(7,124)	(8,605)
Decrease in accrued interest payable	(108)	(1,341)
Net change in other assets and liabilities	(3,645)	(318)
Net cash provided by operating activities	91,879	78,932
INVESTING ACTIVITIES:
Investment in real estate properties	(319)	(43,759)
Investment in real estate capital improvements	(9,908)	(5,053)
Proceeds from sale of real estate, net	33,641	51,410
Investment in financing receivables	(97)	(112,712)
Investment in real estate mortgage loans receivable	(19,078)	(72,260)
Principal payments received on mortgage loans receivable	34,474	301
Investments in unconsolidated joint ventures	(11,262)	—
Advances and originations under notes receivable	(340)	(19,258)
Principal payments received on notes receivable	13,268	7,077
Net cash provided by (used in) investing activities	40,379	(194,254)
FINANCING ACTIVITIES:
Borrowings from revolving line of credit	19,200	274,450
Repayment of revolving line of credit	(81,300)	(42,200)
Principal payments on senior unsecured notes	(44,160)	(44,160)
Proceeds from common stock issued	65,629	1,777
Distributions paid to stockholders	(74,684)	(70,767)
Distributions paid to non-controlling interests	(109)	(1,217)
Financing costs paid	(516)	(19)
Cash paid for taxes in lieu of shares upon vesting of restricted stock	(1,533)	(1,619)
Other	(31)	—
Net cash (used in) provided by financing activities	(117,504)	116,245
Increase in cash and cash equivalents	14,754	923
Cash and cash equivalents, beginning of period	20,286	10,379
Cash and cash equivalents, end of period	$35,040	$11,302

Supplemental disclosure of cash flow information:
Interest paid	$31,288	$35,036
Non-cash investing and financing transactions:
Contribution from non-controlling interest	$61,025	$12,964
Investment in financing receivables	$(163,460)	$—
Exchange of mezzanine loan and related prepayment fee for participating interest in mortgage loan	$—	$(8,841)
Exchange of mortgage loans for controlling interests in joint ventures accounted for as financing receivables	$102,435	$—
Reserves withheld at financing and mortgage loan receivable origination	$—	$(5,147)
Accretion of interest reserve recorded as mortgage loan receivable	$233	$1,788
Decrease in fair value of interest rate swap agreements	$(2,471)	$(123)
Distributions paid to non-controlling interests	$2,313	$—
Distributions paid to non-controlling interests related to property sale	$2,305	$—
Mortgage loan receivable reserve withheld at origination	$—	$1,506

Supplemental Reporting Measures

FFO and FAD are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing the Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in the consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in the consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of the cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands):

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024		2023	2024		2023

GAAP net income available to common stockholders	$29,165		$22,050	$72,446		$61,065
Add: Impairment loss	—		—	—		12,510
Add: Depreciation and amortization	9,054		9,499	27,173		28,085
Less: Gain on sale of real estate, net	(3,663)		(4,870)	(6,882)		(20,545)
NAREIT FFO attributable to common stockholders	34,556		26,679	92,737		81,115

(Less) Add: Non-recurring items	(4,173)	(1)	—	(5,528)	(1)	262	(1)
FFO attributable to common stockholders, excluding non-recurring items	$30,383		$26,679	$87,209		$81,377

NAREIT FFO attributable to common stockholders	$34,556		$26,679	92,737		81,115
Non-cash income:
(Less) Add: straight-line rental (income) adjustment	(37)		747	561		1,635
Add: amortization of lease incentives	188		171	626		610
Add: Other non-cash contra-revenue	—		—	321	(2)	—
Less: Effective interest income	(2,470)		(2,696)	(6,407)		(6,524)
Net non-cash income	(2,319)		(1,778)	(4,899)		(4,279)

Non-cash expense:
Add: Non-cash compensation charges	2,269		2,123	6,791		6,348
Add: Provision for credit losses	215	(3)	189	942	(3)	2,107	(3)
Net non-cash expense	2,484		2,312	7,733		8,455

Funds available for distribution (FAD)	$34,721		$27,213	95,571		85,291

Less: Non-recurring income	(4,493)	(1)	—	(7,756)	(1)	(1,570)	(1)
Funds available for distribution (FAD), excluding non-recurring items	$30,228		$27,213	$87,815		$83,721

(1)	See the reconciliation of non-recurring items on the following page for further detail.
(2)	Represents the straight-line rent receivable write-off of $321 related to converting a lease to fair market rent.
(3)	Includes provision for credit losses reserve recorded upon origination of acquisitions accounted for as financing receivables, and mortgage loans, offset by mortgage loan payoffs. See the reconciliation of non-recurring items on the following page for further detail.

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of NAREIT FFO attributable to common stockholders and FAD by reconciling the non-recurring items (unaudited, amounts in thousands):

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024		2023	2024		2023
Reconciliation of non-recurring adjustments to NAREIT FFO:
Provision for credit losses reserve recorded upon origination	$—		$—	$1,635	(1)	$1,832	(1)
Provision for credit losses recovery related to loan payoffs	(293)	(1)	—	(1,227)	(1)	—
Provision for credit losses related to effective interest receivable write-off on partial principal paydown	613	(2)	—	613	(2)	—
Add: Total provision for credit losses non-recurring adjustments	320		—	1,021		1,832
Add: Straight-line rent receivable write-off	—		—	321	(5)	—
Deduct: Mortgage interest income related to the exit IRR received	—		—	—		(1,570)	(8)
Deduct: Other income from former operators	(4,052)	(3)	—	(4,052)	(3)	—
Deduct: Rental income related to sold properties	(441)	(4)	—	(2,818)	(6)	—
Total non-recurring adjustments to NAREIT FFO	$(4,173)		$—	$(5,528)		$262

Reconciliation of non-recurring adjustments to FAD:
Deduct: Mortgage interest income related to the exit IRR received	$—		$—	$(886)	(7)	$(1,570)	(8)
Deduct: Other income from former operators	(4,052)	(3)	—	(4,052)	(3)	—
Deduct: Rental income related to sold properties	(441)	(4)	—	(2,818)	(6)	—
Total non-recurring cash adjustments to FAD	$(4,493)		$—	$(7,756)		$(1,570)

(1)	A 1% credit loss reserve is taken upon origination of financing transactions, then decreased as the balance is paid down through scheduled principal payments and payoffs.
a.	Recorded a $293 provision for credit losses recovery related to a $29,347 mortgage loan paid off during 3Q 2024.
b.	During 2024, LTC recorded a provision for credit losses reserve of $1,635 related to the $163,460 acquisition of properties accounted for as financing receivables, offset by a provision for credit losses recovery of $1,227 related to the four mortgage loan payoffs totaling $131,781.
c.	During 2023, LTC recorded a provision for credit losses reserve of $1,832 related to the $121,321 acquisition of properties accounted for as financing receivables and originated two mortgage loans totaling $61,861.
(2)	The effective interest receivable write-off related to a partial principal paydown on a mortgage loan.
(3)	Represents income received from former operators related to portfolio transitions in prior years.
(4)	Represents rent through the initial lease term, which was received upon sale of an 80-unit assisted living community covered under the lease.
(5)	Represents the straight-line rent receivable write-off related to a lease that converted to fair market rent during 2Q 2024. The straight-line rent write-off is a contra-revenue on the Consolidated Statements of Income.
(6)	Represents (3) from above and the rent credit received in connection with the sale of a 110-unit assisted living community in Wisconsin. The rent credit was provided to the operator during new construction lease-up.
(7)	The exit IRR income was received upon the payoff of three mortgage loans in 2024. The exit IRR was previously recorded ratably over the term of the loan through effective interest income.
(8)	The exit IRR income was received upon the payoff of two mezzanine loans in 2023 and was not previously recorded.

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

NAREIT Basic FFO attributable to common stockholders per share	$0.79	$0.65	$2.14	$1.97
NAREIT Diluted FFO attributable to common stockholders per share	$0.78	$0.65	$2.11	$1.97

NAREIT Diluted FFO attributable to common stockholders	$34,757	$26,826	$93,248	$81,555
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	44,696	41,469	44,133	41,440

Basic FFO attributable to common stockholders, excluding non-recurring items, per share	$0.69	$0.65	$2.01	$1.98
Diluted FFO attributable to common stockholders, excluding non-recurring items, per share	$0.68	$0.65	$1.99	$1.97

Diluted FFO attributable to common stockholders, excluding non-recurring items	$30,584	$26,826	$87,720	$81,817
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	44,696	41,469	44,133	41,440

Basic FAD per share	$0.79	$0.66	$2.21	$2.07
Diluted FAD per share	$0.78	$0.66	$2.18	$2.07

Diluted FAD	$34,922	$27,360	$96,082	$85,731

Weighted average shares used to calculate diluted FAD per share	44,696	41,469	44,133	41,440

Basic FAD, excluding non-recurring items, per share	$0.69	$0.66	$2.03	$2.04
Diluted FAD, excluding non-recurring items, per share	$0.68	$0.66	$2.00	$2.03

Diluted FAD, excluding non-recurring items	$30,429	$27,360	$88,326	$84,161

Weighted average shares used to calculate diluted FAD, excluding non-recurring items, per share	44,696	41,469	44,133	41,440